UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FTD Companies, Inc.
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Filed by FTD Companies, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: FTD Companies, Inc.

Commission File No.: 001-35901

On July 30, 2014, the following three communications were made by FTD Companies, Inc. (“FTD”):

The below email was sent to FTD member florists from Robert S. Apatoff, President and Chief Executive Officer of FTD and subsequently mailed to FTD member florists:

July 30, 2014

To Our Valued Florists,

We are pleased to announce that FTD has entered into an agreement to acquire Provide Commerce, enhancing our position as one of the leading and most trusted floral and gifting companies in the world. First and foremost, I want to assure you that we remain fully committed to our member florists, who will remain the backbone of FTD.

The floral and gift industry continues to evolve — more than ever, the consumer is in control of where and how they shop. Quality offerings are more prominently positioned in grocery and mass market stores. In most every consumer category, consumers are migrating to e-commerce and mobile platforms. In the face of this changing landscape, it is our responsibility to attract as much consumer demand as possible to FTD, and subsequently, our member florists.

Provide Commerce operates under several popular brands in the online floral and gifting category, including ProFlowers. ProFlowers offers floral arrangements that are direct shipped to consumers, as well as same day floral delivery. In addition to floral products, Provide also sells and markets several leading non-floral gifting brands, including Shari’s Berries and Personal Creations.

We believe this transaction will be value creating for FTD, our member florists and the floral industry as a whole. Together, we can assure you, our marketing will be supportive of the floral industry and our member florists, we will attract a wider complement of consumers into our floral and gifting business, and we will have greater resources to dedicate towards the success of our member florists.

Following the completion of this acquisition, we will take the following steps to directly benefit our member florists:

•                  Following closing of this transaction, we expect to generate significant additional florist filled order volume for the FTD network. FTD member florists will have opportunities to receive increased order volume and additional customers to market to locally.

•                  This acquisition will enhance our ability to invest in national brand advertising, which will showcase our member florists and FTD products. In addition, we plan to reintroduce our member florist local marketing program, formerly known as “FTD AdPlus,” designed to help you drive business in your local area.

•                  We will continue to invest in our “best in class” Mercury Point of Sale and enhance member web sites, which will further drive traffic and local order volume. Both represent critical products for FTD florist members to more effectively manage and grow their businesses.

•                  The acquisition will further enhance our roster of respected and established brands in the consumer gifting category, including the addition of Shari’s Berries and Personal Creations. As a consequence, FTD member florists will have access to these products through our wholesale catalogue and web gift program.

•                  This acquisition will also strengthen our procurement and logistics capabilities, enabling us to provide our member florists with access to lower cost goods (both flower and container), thereby improving efficiency and order profitability.

I want to assure you that our support and dedication to you, our local member florists, will remain unchanged. You are, and will remain, the heart and soul of FTD, and we will continue to focus on supporting you over the long-term, providing you with services that are designed to elevate your store’s reputation and promote revenue growth.

Our members will continue to have access to our iconic Mercury Man logo, an internationally recognized symbol of excellence displayed in nearly 40,000 dedicated florist shops in 150 countries around the world. Our mission is to inspire and delight our customers when expressing life’s most important sentiments and this acquisition will serve us well in this pursuit.

This acquisition is not expected to close until later this year—we will provide you with additional updates as we progress further. I have the utmost confidence that the integration process will be smooth and streamlined, with minimal to no interruption for member florists.

We sincerely thank you, again, for your continued support of FTD. We look forward to embarking on this exciting new chapter of FTD’s storied history alongside our member florists.

Best regards,

Rob Apatoff
President & Chief Executive Officer
FTD Companies, Inc.

Additional Information

FTD will solicit the required approval of its stockholders by means of a proxy statement, which will be mailed to stockholders upon completion of the required Securities and Exchange Commission (SEC) filing and review process. The proxy statement will contain information about FTD, Provide Commerce, the proposed transaction and related matters. FTD stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from FTD in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website,

www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary.

Participants in Solicitation

FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

The following frequently asked questions were made available to certain employees of FTD in order to respond to questions from FTD member florists:

Introduction:

Date: July 30, 2014

Below are responses to frequently asked questions from FTD’s member florists regarding the proposed acquisition of Liberty Interactive Corporation’s Provide Commerce business (“Provide”) by FTD Companies, Inc. (“FTD”).

For more information please see the press release and investor presentation, which can be found on the investor relations portion of the www.ftdcompanies.com website.

Florists

1. What is the Provide business? How is it organized?

•                  ProFlowers

•                  Gourmet Food includes the Shari’s Berries and Cherry Moon Farms

•                  Personal Creations

•                  Developing Brands — Kalla is an online luxury floral service; Sincerely operates through a number of apps, Sesame Gifts, Postagram Ink Cards and PopBooth; and Gifts.com: Gifts.com wants to be your gifting resource.

2.              What are the strategic benefits and synergies of the transaction?

The transaction is expected to create one of the most diversified, established and trusted floral and gifting companies in the world. FTD believes the combination will provide the following strategic and financial benefits:

•                  Deepens Consumer Gifting Category: The combination of Provide Commerce’s collection of respected and highly recognizable e-commerce brands, including ProFlowers, Shari’s Berries and Personal Creations, with FTD’s iconic brands, FTD and Interflora, and Mercury Man logo is expected to enhance FTD’s already robust consumer floral and gifting category.

•                  Strengthens Floral Network: The expected efficiencies and greater resources of this combination will enable FTD to further invest in new products, services and technology that are expected to directly benefit its vast network of florists and the floral industry as a whole.

•                  Enhances Consumer Shopping Experience: FTD will immediately be able to offer a wider selection of floral and gifting products, providing consumers with greater convenience and choice.

•                  Provides Significant Cost Synergies: The combination is expected to generate more than $25 million in annual synergies within 36 months of closing, with a goal of creating incremental value for FTD stockholders over time.

•                  Adds Significant Committed Stockholder: Liberty Interactive Corporation (“Liberty”) will own 35 percent of FTD at closing, reflecting Liberty’s commitment and belief in FTD.

•                  Increases Market Capitalization: The transaction will increase FTD’s market capitalization and shares outstanding, which is expected to enhance the ability to access the capital markets in the future.

3.              How does this impact our relationships with FTD?

FTD has long stated that our member florists are the backbone of the company and we remain unwavering in that belief. This acquisition will reaffirm our full commitment to our member florists by creating a stronger FTD with more customers and resources to support you in your local areas and empower your business. The efficiencies and greater resources afforded by this combination will enable FTD to further invest in new products, services and technology that will directly benefit our vast network of florists and the floral industry as a whole. Our dedication to you and our operating philosophy remain unchanged. We will continue to focus on supporting you over the long-term, providing you with services that are designed to elevate your store’s reputation and promote revenue growth.

4.              Why would you buy a drop shipper?

First and foremost, we remain fully committed to our member florists who are and will remain the backbone of FTD. We believe this transaction will be value creating for FTD, our member florists and the floral industry. Together, our marketing will be supportive of the floral industry and our member florists, we will attract a wider complement of consumers into our floral and gifting business, and we will have greater resources, focused on the success of our member florists.

The floral and gift industry continues to evolve with the consumer in control of where and how they shop. Whether the evolution is the migration to mobile devices, more prominent positions in grocery and mass market or even greater e-commerce migration, it is our responsibility to attract as much consumer demand to FTD and our member florists.

5.              Will this mean that you accelerate a drop ship model that will cannibalize my business?

We anticipate increasing order volume to the FTD member florist network.

6.              Why is this deal in the best interests of FTD network florists?

Below is a summary of the key benefits and ours plan to launch several new programs in direct support of our member florists:

•                  Following closing of this transaction, we expect to generate significant additional florist filled order volume for the FTD network. FTD member florists will have opportunities to receive increased order volume and additional customers to market to locally.

•                  This acquisition will enhance our ability to invest in national brand advertising, which will showcase our member florists and FTD products. In addition, we plan to reintroduce our member florist local marketing program, formerly known as “FTD AdPlus,” designed to help you drive business in your local area.

•                  We will continue to invest in our “best in class” Mercury Point of Sale and enhance member web sites, which will further drive traffic and local order volume. Both represent critical products for FTD florist members to more effectively manage and grow their businesses.

•                  The acquisition will further enhance our roster of respected and established brands in the consumer gifting category, including the addition of Shari’s Berries and Personal Creations. As a consequence, FTD member florists will have access to these products through our wholesale catalogue and web gift program.

•                  This acquisition will also strengthen our procurement and logistics capabilities, enabling us to provide our member florists with access to lower cost goods (both flower and container), thereby improving efficiency and order profitability.

7.              Will this transaction impact my fees paid to FTD?

We do not expect any fee changes related to this transaction. Further and importantly, this acquisition will also strengthen our procurement and logistics capabilities, enabling us to provide our member florists with access to lower cost of goods (both flower and container), thereby improving efficiency and order profitability.

8.              How will the combined entity be led?  What leadership decisions have been made?

•                  Combination of both management teams will continue to lead combined company.

•                  Upon closing of the transaction, Rob Apatoff will be the President and CEO of the combined organization.

Additional Information

FTD will solicit the required approval of its stockholders by means of a proxy statement, which will be mailed to stockholders upon completion of the required Securities and Exchange Commission (SEC) filing and review process. The proxy statement will contain information about FTD, Provide Commerce, the proposed transaction and related matters. FTD stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from FTD in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website, www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary.

Participants in Solicitation

FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

The following frequently asked questions were made available to certain employees of FTD in order to respond to questions from FTD partners and vendors:

Introduction:

Date: July 30, 2014

Below are responses to frequently asked questions regarding the proposed acquisition of Liberty Interactive Corporation’s Provide Commerce business (“Provide”) by FTD Companies, Inc. (“FTD”).

For more information please see the press release and investor presentation, which can be found on the investor relations portion of the www.ftdcompanies.com website.

Partner/Vendor Questions

1)             Why is this transaction in the best interests of FTD and Provide partners?

•                  The transaction creates one of the world’s leading and most trusted floral and gifting companies.

•                  The combined company will have a premium, multi-branded, and highly recognizable portfolio of assets

•                  The transaction diversifies and expands product offerings with greater consumer assortment and broadened consumer reach

•                  There are compelling benefits to customers via enhanced shopping experience.

2)             Will this affect our business relationship with you?

Until closing, FTD and Provide will continue to operate their businesses independently. Integration teams will be set up for all major business units and functional areas, working together to develop detailed integration plans that will capitalize on synergies, while ensuring we do not interrupt business processes.

3)             Does this provide us with an opportunity for new business?

As a larger company there may be more opportunities for us to do business together.

Additional Information

FTD will solicit the required approval of its stockholders by means of a proxy statement, which will be mailed to stockholders upon completion of the required Securities and Exchange Commission (SEC) filing and review process. The proxy statement will contain information about FTD, Provide Commerce, the proposed transaction and related matters. FTD stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from FTD in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website, www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary.

Participants in Solicitation

FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction will be set forth in the proxy statement.